Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-199046) and the Registration Statements on Form S-3 (File Nos. 333-206057, 333-206786 and 333-211748) of our report dated March 15, 2017, with respect to the financial statements of ContraFect Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

MetroPark, New Jersey

March 15, 2017